CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-213154, 333-212585, 333-177591 and 333-219016, and 333-252956 on Form S-8, and 333-183961 and 333-236258 and 333-237962 on Form S-3 of our reports dated March 9, 2021, relating to the consolidated financial statements of Avadel Pharmaceuticals plc (the "Company") and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Avadel Pharmaceuticals plc for the year ended December 31, 2020.

/s/ Deloitte and Touche LLP
St. Louis, Missouri
March 9, 2021